CONESTOGA ENTERPRISES, INC.
              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       To Be Held May 3, 1997

TO THE SHAREHOLDERS OF THE COMPANY:

     The annual meeting of the Shareholders of CONESTOGA ENTERPRISES, INC. (the "Company") will be held at the Office of the Company, 202 East First Street, Birdsboro, Pennsylvania, 19508, on Saturday, May 3, 1997, at 10:00 A.M., for the following purposes:

     1.   To elect 3 Class III Directors for a term of 3 years.

     2. To approve a proposal to amend the Company's By-Laws to make the provisions of the Pennsylvania Anti-Takeover Act of 1990 relating to the fiduciary duties of directors applicable to the Company and its directors.

     3. To approve the adoption of an Employee's Stock Purchase Plan for the employees of the Company and its subsidiaries and the issuance and registration of the Company's shares to be sold pursuant thereto.

     4. To ratify the appointment of Beard and Company, Inc., as independent accountants of the Company for 1997.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.
A copy of the Annual Report for 1996 is enclosed for your information.
The Board of Directors has fixed the close of business on April 3, 1997, as the record date for the determination of Shareholders entitled to notice of and to vote at said meeting.
You are requested to vote, date and sign the enclosed proxy and return it in the enclosed envelope at your earliest convenience. If you attend the meeting and decide you want to vote in person, the proxy will not be used.


                              By order of the Board of Directors

Date:  April 11, 1997         Kenneth A. Benner, Secretary

                    PROXY STATEMENT

                 1997 ANNUAL MEETING OF SHAREHOLDERS


           SOLICITATION OF PROXY, REVOCABILITY AND VOTING


General
     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Conestoga Enterprises, Inc., a Pennsylvania corporation (the "Company"), for use at the 1997 annual meeting of shareholders to be held on May 3,1997. Only shareholders of record on April 3, 1997 will be entitled to vote at that meeting. On April 3, 1997, the Company had 4,510,100 shares of Common Stock issued and outstanding.
     The Company's principal executive offices are located at 202 East First Street, Birdsboro, Pennsylvania 19508. The approximate date on which the Proxy Statement and the accompanying proxy are first being sent to shareholders is April 11, 1997.
     Proxies which are validly executed by shareholders and received by the Company prior to the meeting will be voted in accordance with the instructions contained thereon. A shareholder may substitute the name of another person on the accompanying proxy in place of those persons presently named as proxies. In order to vote, a substitute must present adequate identification to the Secretary before the voting occurs.

Voting
     In all matters other than the election of directors, each share of Common Stock outstanding on the record date is entitled to one vote. The holders of a majority of the outstanding shares must be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business.
     In all elections for directors, each Shareholder shall have cumulative voting rights, which is the right to cast as many votes in the aggregate as shall equal the number of shares held by him or her multiplied by the number of directors to be elected, and each Shareholder may cast the whole number of votes for 1 candidate or distribute such votes among 2 or more candidates.
     The affirmative vote of the holders of a plurality of votes cast at the Annual Meeting will be required to elect directors, and the affirmative vote of the holders of the majority of the votes cast will be required to act on all other matters to come before the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, who will also determine whether or not a quorum is present. Shares represented by each duly signed proxy will be voted as directed by the shareholder thereon, and, if no direction is given on a duly signed proxy, the shares subject to that proxy will be voted in favor of the proposals described in this Proxy Statement. The shares will be voted in the judgment of the persons named in the proxy upon such other business as may properly come before the meeting. Shares represented by proxies submitted by brokers who indicate that they do not have authority to vote on a particular matter will be counted as shares that are present for purposes of determining the presence of a quorum, but as unvoted (i.e., not cast) for purposes of determining the approval of the particular matter in question.

Revocability of Proxy
     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company an instrument of revocation or by the presentation at the meeting of a duly executed proxy bearing a later date. It also may be revoked by attendance at the meeting and election to vote in person. Attendance at the Annual Meeting, in and of itself, will not constitute revocation of a proxy.

Solicitation
     The Company will bear the entire cost of the solicitation of proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. In addition to use of the mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone.


                           PROPOSAL NO. 1
                        ELECTION OF DIRECTORS


     The Company's Board consists of 9 directors, serving in three classes of 3 directors each, the respective terms of which expire alternately over a three-year period. One of the three classes is elected each year to succeed the directors whose terms are expiring. One of the purposes of the meeting is to elect 3 Class III Directors to the Board. The nominees for Class III directors are Richard G.Weidner, Jean M. Ruhl and John M. Sausen.

     Unless otherwise specified by the stockholders, the shares represented by the proxies will be voted, either cumulatively or non-cumulatively, in the discretion of the proxy holders, for the nominees for Class III directors. If any nominee should become unable to serve, an event not anticipated, the proxies will be voted for another person designated by the present Board. The 3 nominees with the highest number of votes will be elected to the Board. Vacancies in the Board may be filled by the Board, and any director chosen to fill a vacancy would hold office until the next election of the class for which such director had been chosen.

     Information with respect to each nominee and each director whose term will continue after the Annual Meeting is set forth in the following sections. Such information includes summaries of their background, business experience and principal occupations with the Company, its subsidiaries, and otherwise. The Company's two telephone utility subsidiaries are Conestoga Telephone and Telegraph Company and Buffalo Valley Telephone Company, referred to herein as "CT&T" and "BVT", respectively.


Information Concerning Nominees For Election as Directors

                  Class III (Term Expires in 2000)

Richard G. Weidner; Age 70; Retired
     Mr. Weidner retired as president of Beard and Company, Inc., Certified Public Accountants, in 1986. In June, 1988, he was appointed to the board of directors of CT&T. He was elected to the Company's Board at its organizational meeting in June, 1989.

Jean M. Ruhl; Age 55; Retired
     Ms. Ruhl is retired. She served as a member of the board of directors of BVT from 1990 until its acquisition by the Company in 1996. She served as Chief Financial Officer and Manager of Solar Master Film Corporation from 1974 until 1990.

John M. Sausen; Age 63; Self-Employed Accountant, Oley, PA
     Mr. Sausen is a self-employed accountant with an office in Oley, PA. He formerly was employed as a Senior Accountant, CPR, for Metropolitan Edison Company, Reading, Pa for 23 years. He retired on December 31, 1992, as President/Treasurer of Waldman Bros. Electric, Inc. He was elected to the board of directors of CT&T in 1974. He was elected to the Company's Board at its organizational meeting in June, 1989.


Information Concerning Directors Who Are Not Standing for Election at the 1997 Annual Meeting

                   Class I (Term Expires in 1999)

John R. Bentz; Age 61; President
     Mr. Bentz has been employed by CT&T continuously since 1958. He worked in plant craft for 18 years and was appointed Central Office Engineer in 1975. In March 1980, he was appointed Manager-Operations, and in January 1982, was elected Executive Vice President-Operations. In October, 1986, he was appointed to the board of directors of CT&T and named Executive Vice President. He was elected Executive Vice President and a member of the Company's Board at its organizational meeting in June, 1989. He was elected President of the Company and its subsidiaries in May, 1996.

James H. Murray; Age 68; Vice President; Partner, Miller and Murray, LLP, Attorneys-at-Law, Reading, PA
     Mr. Murray is a partner of the law firm of Miller and Murray, LLP, Reading,Pennsylvania, legal counsel to the Company. He has been a member of the board of directors of CT&T since 1957. In June, 1988, he was elected Vice President of CT&T. He was elected Vice President and a member of the Company's Board at its organizational meeting in June, 1989.

Robert M. Myers; Age 49; Director of Personnel, Reading Hospital and Medical Center, Reading, PA
     Mr. Myers is the Director of Personnel of the Reading Hospital and Medical Center where he has been employed since 1982. He was elected to the Company's Board in 1996.

                   Class II (Term Expires in 1998)

Kenneth A. Benner; Age 49; Secretary/Treasurer
     Mr. Benner has been employed by CT&T since 1974. He was elected to the board of directors of CT&T in 1972, and has served as its Secretary/Treasurer since 1982. He was elected Secretary/Treasurer and a member of the Company's Board at its organizational meeting in June, 1989. In June, 1996, Mr. Benner was appointed Vice President and General Manager of BVT.

F. M. Brown; Age 72; Chairman of the Board; President of F. M. Brown's Sons, Inc., Birdsboro, PA
     Mr. Brown has been a member of the board of directors of CT&T since 1972, and served as its President from 1979 until May, 1996. He was elected the Company's President and a member of its Board at its organizational meeting in June, 1989. He served as the Company's President until May, 1996, when he relinquished his position as President and was elected Chairman of the Board. He is not active in day-to-day management of the Company or its subsidiaries. He is President of F.M. Brown's Sons, Inc., Birdsboro, Pennsylvania, feed manufacturers.

Donald R. Breitenstein; Age 56; Controller
     Mr. Breitenstein has been employed by CT&T since 1962. He worked as Accountant until September, 1979, when he was appointed Accounting Supervisor. He was appointed CT&T's Accounting Manager in 1981, and Controller in 1986.
He was appointed to the board of directors of CT&T in 1987. He was elected the Company's Controller and a member of its Board at its organizational meeting in June, 1989.

     All of the foregoing directors have been principally employed in their positions, as provided above, for the past 5 years, except for John M. Sausen who on December 31, 1992, resigned from his positions as President and Treasurer of Waldman Bros. Electric, Inc.


                    BOARD MEETINGS AND COMMITTEES


     The Board of Directors of the Company during the last fiscal year had 12 regularly scheduled meetings and 2 special meetings. Each incumbent director attended 75% or more of the total number of meetings of the Board and the Committees of which he was a member.

     The Board of Directors has a standing audit committee of which Mr. Sausen, Mr. Weidner and Mr. Myers are members. This committee reviews with the independent auditors the plan and results of the auditing engagement. The audit committee of the Company held 4 meetings during the last fiscal year with all members serving at the time in attendance at all of the meetings.

     The Board of Directors has an executive committee of which Mr. Sausen, Mr. Murray and Mr. Brown are members. This committee reviews and makes recommendations to the Board of Directors on matters of major policy. The executive committee of the Company held 6 meetings during the last fiscal year with all members serving at the time in attendance at all of the meetings.

     The Board of Directors has a compensation committee of which Mr. Sausen, Mr.Murray and Mr. Brown are members. This committee reviews at least annually the salaries of the executive management and makes appropriate recommendations to the Board of Directors. The compensation committee of the Company held 1 meeting during the last fiscal year with all members in attendance.

     The Board of Directors does not have a nominating committee.

Director Compensation
     From January through March 1996, the Company paid non-employee Directors $75 per Board meeting and $50 per committee meeting. Commencing in April 1996, the Company paid them $100 per Board meeting and $50 per committee meeting.

     During 1996, CT&T paid each non-employee member of its board of directors an annual director's salary of $8,850, provided that he or she attended ten regular board meetings during the year. In addition, from January through March 1996, CT&T paid them a fee of $700 for each special meeting of the board he or she attended and a fee of $350 for each committee meeting he or she attended. Commencing in April 1996, CT&T paid them a fee of $750 for each special meeting of the board he or she attended and a fee of $350 for each committee meeting he or she attended.

     Commencing July 1996, BVT paid each non-employee member of its board of directors a fee of $250 for each meeting of the board he or she attended and a fee of $50 for each committee meeting he or she attended.

     Messrs. Benner, Bentz and Breitenstein are employees of the Company or one of its subsidiaries and, as such, do not receive additional compensation for serving on the Board of the Company and its subsidiaries or for attending directors' and committee meetings.

     In 1996, CT&T paid $9,485 to Mr. Brown for his services as President until May and Chairman of the Board thereafter; $2,458 to Mr. Sponagle for his services as Chairman of The Board through April; and $2,775 to Mr. Weidner for his services as a consultant.


                         EXECUTIVE OFFICERS


John R. Bentz: Age 61; President
     Mr. Bentz has been employed by CT&T continuously since 1958. He worked in plant craft for 18 years and was appointed Central Office Engineer in 1975. In March 1980, he was appointed Manager-Operations, and in January 1982, was elected Executive Vice President-Operations. In October, 1986, he was appointed to the board of directors of CT&T and named Executive Vice President. He was elected Executive Vice President and a member of the Company's Board at its organizational meeting in June, 1989. He was elected President of the Company and its subsidiaries in May, 1996.

Kenneth A. Benner; Age 49; Secretary/Treasurer;
     Mr. Benner has been employed by CT&T since 1974. He was elected to the board of directors of CT&T in 1972, and has served as its Secretary/Treasurer since 1982. He was elected Secretary/Treasurer and a member of the Company's Board at its organizational meeting in June, 1989. In June, 1996, Mr. Benner was appointed Vice President and General Manager of BVT.

Donald R. Breitenstein: Age 56; Controller
     Mr. Breitenstein has been employed by CT&T since 1962. He worked as Accountant until September, 1979, when he was appointed Accounting Supervisor. He was appointed CT&T's Accounting Manager in 1981, and Controller in 1986.
He was appointed to the board of directors of CT&T in 1987. He was elected the Company's Controller and a member of its Board at its organizational meeting in June, 1989.

Thomas C. Keim; Age 51; Vice President, Operations
     Mr. Keim has been employed by CT&T since 1964. He has served as Vice President, Operations since October 1994. Prior to that he served as Network Services Manager since February 1984.

Albert H. Kramer; Age 42; Vice President, Finance and Administration
     Mr. Kramer has been employed by the Company as Vice President, Finance and Administration, since September 1995. Prior to that he was employed by Denver and Ephrata Telephone Company for 11 years, serving as Chief Financial Officer during the last 5 years of his employment.

Joseph P. Laffey; Age 44; Vice President, Regulatory Affairs
     Mr. Laffey has been employed by the Company as Vice President, Regulatory and External Affairs, since May 1996. Prior to that he was employed by Commonwealth Telephone Company for 17 years, serving as Vice President of Revenue Requirements during the last year of his employment; and Director of Revenue Requirements for four years prior thereto.

                  SECURITY OWNERSHIP OF MANAGEMENT

     The following table reflects, as of March 1, 1997, the total Common Stock ownership of the Corporation by each director and reporting officer, and by all directors and reporting officers as a group. The Company's voting Common Stock is its only class of equity securities. Each named individual and all members of the group exercise sole voting and investment power.

                                   Amount
        Name                    and Nature of
         of                      Beneficial                Percent
     Beneficial                   Ownership                  of
       Owner                 (See 1 and 2 Below)            Class

Kenneth A. Benner                  24,562                    .55

John R. Bentz                      18,514                    .41

Donald R. Breitenstein              7,217                    .16

F. M. Brown                        98,871                   2.20

James H. Murray                    37,099                    .83

Robert M. Myers                     2,161                    .05

Jean M. Ruhl                       50,000                   1.12

John M. Sausen                     88,989                   1.99

Richard G. Weidner                  2,705                    .06

Thomas C. Keim                     35,075                    .74

Albert H. Kramer                      500                    .01

All Directors and Officers        363,693                   8.11
  as a Group (11 persons)


     1. Under the proxy rules of the Securities and Exchange Commission, a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered as beneficially owned under these proxy rules.

     2. Included in the shares set forth in the table above are (a) shares beneficially owned by the director, his wife, minor children and relatives living in his house and includable in such table under rules of the Securities and Exchange Commission, and (b) shares which are deemed to be beneficially owned because the director has voting power or power of disposition with respect to the shares. Share amounts are reported as of March 1, 1997 and percentages of share ownership are calculated based upon 4,510,100 shares of Common Stock of the Company outstanding as of that date. The information in the table is based upon data furnished to the Company by, or on behalf of, the persons referred to in the table.

                       EXECUTIVE COMPENSATION
Report of the Compensation Committee

     Executive Compensation Program

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors composed of Mr. Brown, Mr. Murray and Mr. Sausen.

     The executive compensation administered by the Committee is primarily that of John R. Bentz, President and Chief Executive Officer; Thomas C. Keim, Vice President, Operations; Albert H. Kramer, Vice President, Finance and Administration; Joseph J. Laffey, Vice President of Regulatory and External Affairs; and Donald R. Breitenstein, Controller.

     The Company's executive compensation program is designed to achieve the following objectives:
     (1) to attract and retain key executives with outstanding abilities and to motivate them to perform to the full extent of those abilities;

     (2) to support the Company's business mission of providing superior telecommunications services to its customers, continually increasing shareholder value and treating its employees fairly in the process; and

     (3) linking executive compensation to increased corporate financial performance and profitability.

     Base Compensation
     Base salaries of executive officers are determined by evaluating the responsibilities of their positions and by comparing salaries paid in the competitive marketplace to executives with similar experience and responsibilities. The Company employs an outside compensation consulting firm to review annually these comparisons and update the salary ranges for all salary grades. The Compensation Committee considers both financial and non-financial performance measures in making salary adjustments.

     With respect to the base salary granted to Mr. Bentz effective March 4, 1996, the Committee made a favorable assessment of the Company's financial results and the individual performance of Mr. Bentz during the current review period. However, due to the addition of a new executive incentive plan (see description below) which provides the opportunity to earn incentive bonus payments, Mr. Bentz's base salary was increased by $3,524 or 2.4%.

     Incentive Compensation
     The Compensation Committee believes that executives should have a greater portion of their compensation at risk than other employees. In 1996, the Company instituted an annual executive incentive plan. This plan allows the participants to earn an annual bonus of 10-30% of base salary if certain corporate financial goals are met. In 1996, the goals focused on increasing overall corporate net income and cash flow. If these goals are not met, there is no payment for that year. In light of implementing this new plan, most participants received annual base compensation increases that were significantly reduced from prior years. Based upon the Company's financial performance in 1996, plan participants (including Mr. Bentz) received incentive bonuses equaling 17.5% of base pay.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE COMPANY'S BOARD OF DIRECTORS:
John M. Sausen
James H. Murray
F. M. Brown

Compensation Committee Interlocks and Insider Participation
     Messrs. Brown, Murray and Sausen are the members of the Company's Executive Committee.

     Since May, 1996, Mr. Brown has served as Chairman of the Board. Prior to May, 1996, Mr. Brown served as President of the Company and its subsidiaries. As President, he was not active in the day-to-day management of the Company or its subsidiaries. Mr. Brown has participated in all discussions and decisions concerning executive compensation.

     Mr. Murray is a Vice President of the Company. Mr. Murray is a partner of the law firm of Miller and Murray, LLP, 542 Court Street, Reading, Pennsylvania, which firm performs legal services for the Company and its subsidiaries. The Company and its subsidiaries paid Miller and Murray, LLP $110,547 for legal services rendered during the year 1996. Mr Murray is not a full time employee of the Company and is not compensated as such. Mr. Murray participates in all discussions and decisions concerning executive compensation.


Summary of Cash and Certain Other Compensation
     The following table sets forth information concerning annual and long term compensation for services in all capacities to the Company and CT&T during the years ended December 31, 1996, 1995 and 1994 of those persons who were, at December 31, 1996, the chief executive officer and the other most highly compensated executive officers of the Company whose compensation in 1996 exceeded $100,000 (the "Named Executive Officers"):
                           SUMMARY COMPENSATION TABLE
                                                     Long Term Compensation
                        Annual Compensation             Awards       Payouts

 (a)           (b)     (c)       (d)     (e)      (f)       (g)      (h)
                                         Other            Securities
                                         Annual  Restricted  Under-
Name and                                 Compen- Stock       lying     LTIP
Principal                                sations Awards     Option/   Payouts
Position       Year  Salary($)  Bonus($)(1)($)    ($)(2)   SARs(#)(2) ($)


John R. Bentz, 1996  $147,832   $25,371    None   423         900       0
President      1995   143,298    None      None   423         900       0
               1994   138,738    None      None     0         900       0

Donald R.      1996  $103,000   $17,672    None    94         200       0
Breitenstein,  1995   101,034    None      None    94         200       0
Controller     1994   100,071    None      None     0         200       0

Thomas C.      1996  $ 98,176   $15,844    None   212         450       0
Keim, Vice     1995    90,587    None      None   212         450       0
President,     1994    82,885    None      None     0           0       0
Operations

Albert H.      1996  $121,948   $21,000    None     0           0       0
Kramer, Vice   1995    36,978    None      None     0           0       0
President,
Finance and
Administration





    (a)               (i)


ame and             All Other
Principal           Compen-
Position            sation($)(3)(4)


John R. Bentz, 1996    $21,435
President      1995     20,771
               1994     19,929

Donald R.      1996    $14,935
Breitenstein,  1995     14,642
Controller     1994     14,522

Thomas C.      1996    $ 4,159
Keim, Vice     1995      4,074
President,     1994      3,728
Operations

Albert H.      1996      5,488
Kramer, Vice   1995        311
President,
Finance and
Administration

  1. The bonus is a 17.5% incentive bonus paid to each of the Named Executive Officers under the Company's annual executive incentive plan instituted in 1996.

   2. Messrs. Bentz, Breitenstein, Keim and Kramer subscribed for 900, 200, 450 and 300 shares respectively under the fifth offering of the Employees' Stock Purchase Plan, described under the heading "Stock Options", which offering commenced on August 1, 1995, and will close on August 31, 1997. The value of the Restricted Stock Award under column (f) is based on an assumed appreciation of the Company's stock at the rate of 5% per annum and is taken from column (f) of the Table entitled "Option Grants in Last Fiscal Year" set forth below.

   3. "All Other Compensation" includes amounts accrued during each of the years stated in the Table for the accounts of Messrs. Bentz and Breitenstein under the employment contracts, described under the heading "Employment Contracts", between each of them and CT&T.

   4. "All Other Compensation" includes amounts contributed for the accounts of the Named Executive Officers under CT&T's 401(k) Plan, and, for periods prior to June 1, 1995, under the CT&T Savings and Investment Plan. Messrs. Bentz, Breitenstein, Keim and Kramer participated in the 401(k) Plan in 1996, and CT&T contributed against their contributions $6,652; $4,635; $4,159; and $5,488, respectively.

Stock Options
     Stock options were granted to employees of the Company during 1995 under the Employees' Stock Purchase Plan (the "Plan"). The Plan was adopted by the Board of Directors of CT&T on March 25, 1986, and approved by the Shareholders on May 3,1986. Two Hundred Thousand (200,000) shares of CT&T were available for issuance under the Plan. Effective as of January 1, 1990, as a consequence of a reorganization in which the Company's shares were issued and exchanged for the issued and outstanding shares of CT&T, the Plan was amended by CT&T and adopted by the Company to provide for the issuance and sale of the Company's shares under the Plan. An eligible employee may elect to purchase 1 share for each $50 of his annual base pay on the offering date of each offering under the Plan, provided that no employee may purchase more than 900 shares under each offering. All employees of CT&T who are customarily employed by CT&T for more than 20 hours per week and more than 5 months in a calendar year and have completed 90 days' employment on any offering date of the Plan, are eligible to purchase shares under that offering. Although CT&T anticipated making a series of offerings under the Plan, it was not obligated to make any offerings subsequent to the first offering or at any particular time or times.

     A fifth offering under the Plan commenced on August 1, 1995, and will end on August 31, 1997. Sixty-one (61) employees subscribed for 5,764 shares under the fifth offering under the Plan. Four prior offerings had been made under the Plan.

    John R. Bentz purchased 900 shares in each of the first, second and fourth offerings under the Plan. Donald R. Breitenstein purchased 800 shares in the first offering and 200 shares in the second and fourth offerings. Thomas C. Keim purchased 300 shares in the first offering, 900 in the second offering and 450 shares in the fourth offering. They did not purchase any shares in the third offering. Under the fifth offering Messrs. Bentz, Breitenstein, Keim and Kramer subscribed for 900,200, 450 and 300 shares, respectively.

    The following table provides details regarding stock options granted to the Named Executive Officers in 1995 to purchase shares of the Company under the Employees' Stock Purchase Plan of CT&T.

                   Option Grants in Last Fiscal Year

                                                                 Potential
                                                            Realizable Value at
                                                                Assumed Annual
                                                           Rates of Stock Price
                                                                 Appreciation
                     Individual Grants                         for Option Term

 (a)              (b)         (c)        (d)          (e)       (f)      (g)
               Number of   % of Total
               Securities  Options
               Under-      Granted to
               lying       Employees   Base
               Options     in Fiscal   Price      Expiration
Name          (#) (1)     Year        ($/Sh)(2)   Date      5%($)(3)  10%($)(3)

John R. Bentz,  900         16          $28.38     8/31/97     $423      $2,943
President

Donald R.       200          3           28.38     8/31/97       94         654
Breitenstein,
Controller

Albert H.       300          5           28.38     8/31/97      N/A         N/A
Kramer,
Vice President,
Finance and
Administration

Thomas C.       450          7.8         28.38     8/31/97        212      1,472
Keim,
Vice President,
Operations


   1. The shares subscribed for by Messrs. Bentz, Breitenstein, Kramer and Keim in 1995 under the fifth offering under the Plan are listed. Mr. Kramer withdrew from the Plan during 1996.

   2. The option price per share is 95% of the average of the closing sales prices of the shares as quoted on NASDAQ for the days on which sales are reported during the ten (10) business days prior to the Closing Date, August 31, 1997, but will not be less than 95%, nor more than 108.5%, of the average of the closing sales prices of the shares as quoted on NASDAQ for the days on which sales are reported during the ten (10) business days prior to the Offering Date, August 1,1995. The average price of the shares, determined as described above, on the Offering Date was $26.16 per share, so the maximum price under this offering is $28.38 per share, that is, 108.5% of the price on the Offering Date. Consequently the "Base Price", as provided in the above table is $28.38 per share.

   3. The Potential Realizable Value set forth in columns (f) and (g) is determined as follows: (1) assume that the $26.16 average price of the shares on the Offering Date determined as described above, appreciated by 5% per annum for column (f) and 10% per annum for column (g); and (2) multiply the difference between the appreciated value of the shares and the $28.38 per share maximum price payable under the Plan under column (d) by the number of shares to which Messrs. Bentz, Breitenstein and Keim, respectively, subscribed to under the Plan.


                 AGGREGATED OPTION EXERCISES IN 1996
                     AND YEAR-END OPTION VALUES
      (a)        (b)               (c)              (d)               (e)

                                                 Number of
                                                 Securities       Value of
                                                 Underlying       Unexercised
                                                 Unexercised      In-the-Money
              Number of                          Options          Options
              Shares                             at 12/31/96      at 12/31/96
              Acquired on       Value Realized   Exercisable/     Exercisable/
     Name     Exercise          ($)              Unexercisable    Unexercisable
                                                    (1)                (2)


John R. Bentz,     0                   0            0    900         0     ---
President

Donald R.          0                   0            0    200         0     ---
Breitenstein,
Controller

Thomas C. Keim,    0                   0            0    450         0     ---
Vice President,
Operations

     1. The listed shares are the shares subscribed to by Messrs. Bentz, Breitenstein and Keim in the fifth offering under the Plan.

     2. This value is computed by subtracting $24.85, the lowest price provided under the fifth offering under the Plan, from the sales price of CEI shares on December 31, 1996, the resultant of which is a negative number. This represents the fact that the sales price on December 31, 1996, was below the lowest price under the Plan.

Pension Plan
     The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age (65) under the Company's qualified defined benefit pension plan for employees with years of service ranging from 15 through 40 years and earning compensation ranging from $90,000 to $180,000:

                        PENSION PLAN TABLE
                                     Years of Service
Compensation      15      20      25      30      35      40
 90,000          13,500  18,000  22,950  27,900  33,750  39,600
100,000          15,000  20,000  25,500  31,000  37,500  44,000
110,000          16,500  22,000  28,050  34,100  41,250  48,400
120,000          18,000  24,000  30,600  37,200  45,000  52,800
130,000          19,500  26,000  33,150  40,300  48,750  57,200
140,000          21,000  28,000  35,700  43,400  52,500  61,600
150,000          22,500  30,000  38,250  46,500  56,250  66,000
160,000          24,000  32,000  40,800  49,600  60,000  70,400
170,000          25,500  34,000  43,350  52,700  63,750  74,800
180,000          27,000  36,000  45,900  55,800  67,500  79,200

     The normal retirement benefit at age 65 is 1.0% of the employees' "average pay" multiplied by years of service to normal retirement date for the first twenty (20) years of service; 1.1% for service in excess of twenty (20) years but less than thirty (30) years; 1.3% for service in excess of thirty (30) years but less than forty (40) years; and 1.0% for service in excess of forty
(40) years. "Average pay" is defined as the average of the highest 5 consecutive years of salary during an employee's last 10 years as a plan participant. At the end of 1996 Mr. Bentz' covered compensation was $147,832, Mr. Breitenstein's was $103,000, Mr. Keim's was $98,176 and Mr. Kramer's was $121,948 the amounts reported as "salary" in the Summary Compensation Table.
In 1997 Mr. Bentz will have 39, Mr. Breitenstein 34, Mr. Keim 31 and Mr. Kramer 2, credited years of service under the Plan. Benefits are computed as straight-life annuity amounts. The benefits listed in the Pension Plan Table are not subject to any deduction for Social Security or other offset amounts. Although the normal retirement age is 65, an employee with ten years of service may retire at age 55 with actuarially reduced benefits. An employee who has attained the age of 55, but not 65, may retire without any actuarial reduction of his benefits, if the sum of his age and years of service with CT&T is at
least eighty (80) when he retires.   The years and months of service of an
employee are the total length of time that he is employed by CT&T.

Employment Contracts
     CT&T has entered into employment contracts with John R. Bentz, President, and Donald R. Breitenstein, Controller, whereby CT&T has agreed to pay to each of them, or his estate, at such time as he (1) elects to retire from the active and daily service of CT&T on or after a specified date, (2) becomes disabled or (3) dies at any time during the period of employment covered by the agreement, additional retirement, disability, or death compensation equal to ten percent (10%) of his annual gross salary, before deductions, for each year he is employed by CT&T after the date specified in his contract. Such compensation is payable commencing one (1) month after his retirement on or after his specified retirement date, his disability or death, as applicable, in equal monthly installments of 1/120 of the amount of additional compensation accumulated. The obligation of CT&T to make such payments is conditioned and contingent upon the employee remaining an employee of CT&T until his specified retirement date, unless prior to attaining such retirement age he dies, becomes disabled, or terminates his employment with CT&T for proper cause. CT&T is obligated to employ each of them until he attains the age of 65 unless his employment is terminated prior thereto as a result of his early retirement, death, disability or for proper cause.

     Mr. Bentz' contract is dated January 28, 1987, and benefits are accrued under it for each year he is employed by CT&T after January 1, 1983. He is currently eligible for retirement under the contract. The amount of $14,783 accrued for Mr. Bentz under his contract for 1996 is included in the Summary Compensation Table under the heading "all other compensation". The total amount accrued for Mr. Bentz under his contract as of December 31, 1996 was $142,432 which upon his retirement on or after December 31, 1996, disability or death would provide him equal monthly payments of $1,187 for ten years.

     Mr. Breitenstein's contract is dated March 22, 1989, and benefits accrue under it for each year he is employed by CT&T after January 1, 1989. His retirement date is on or after December 31, 2005. The amount of $10,300 accrued for Mr. Breitenstein under his contract for 1996 is included in the Summary Compensation Table under the heading "all other compensation". The total amount accrued for Mr. Breitenstein under his contract as of December 31, 1996, was $72,160 which upon his retirement on or after December 31, 2005, disability or death would provide him equal monthly payments of $601 for ten years.

     CT&T and Mr. Kramer have also entered into an employment contract dated September 1, 1995. The contract provides for a three year term commencing on September 1, 1995, and terminating on August 31, 1998, with provision for the continuation of the relationship beyond the three year term. It prescribes Mr. Kramer's compensation, duties and the extent of his services. It does not provide for deferred compensation.


            SHAREOWNER RETURN PERFORMANCE PRESENTATION


     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareowner return on the Company's Common Stock against the cumulative total return of the S & P 500 Stock Index and the S & P Telephone Index for the period of five calendar years commencing on December 31, 1991 and ending on December 31, 1996.

Comparison of Five Year Cumulative Total Return
220

200

180

160

140

120

100

 80
      Dec.       Dec.       Dec.       Dec.       Dec.       Dec.
      1991       1992       1993       1994       1995       1996


                     CEI         S&P 500         S&P TEL

                    1991   1992    1993    1994    1995    1996

CEI                 100    105     109     114     139     127
S&P 500             100    108     118     120     185     203
S&P TEL.            100    110     127     121     183     185

                  DEC 91  DEC 92  DEC 93  DEC 94  DEC 95  DEC 96


                          PROPOSAL NO. 2
                AMENDMENT OF THE COMPANY'S BY-LAWS
                  TO MAKE THE PROVISIONS OF THE
              PENNSYLVANIA ANTI-TAKEOVER ACT OF 1990
          RELATING TO THE FIDUCIARY DUTIES OF DIRECTORS
           APPLICABLE TO THE COMPANY AND ITS DIRECTORS


     The Board has unanimously (with one abstention) approved and recommends to the shareholders that they consider and approve a proposal to amend the Company's By-Laws to subject the Company to certain provisions of the Pennsylvania Anti-Takeover Act of 1990 (the "Anti-Takeover Act").
The proposed amendment changes Section 1 of Article VIII of the Company's By-Laws to provide that the Company is subject to Sections
1715 and 1717 of Chapter 17 of Title 15 of the Pennsylvania Consolidated Statutes, which are portions of the Anti-Takeover Act. Prior to amendment
Section 1 of Article VIII of the Company's By-Laws provided that Subsections (e) through (g) of Section 1721 of Title 15, the same portions of the Anti-Takeover Act, which are now found in Sections 1715 and 1717, are not applicable to the Company. A copy of the proposed amendment is attached hereto as Appendix "A".

     Title 15 of the Pennsylvania Consolidated Statutes contains the Pennsylvania Corporation Law, including the Pennsylvania Business Corporation Law, and will be referred to as the "PBCL" herein. The Anti-Takeover Act is part of the PBCL. References to sections of the PBCL shall hereinafter be to the PBCL and the section by number.

     The effect of the amendment will be to make the Company subject to provisions of the Anti-Takeover Act relating to the obligations and responsibilities of directors to the Company and its shareholders ("fiduciary duties"). The provisions clarify the duties, powers and obligations of directors in certain situations, particularly in contests for corporate control. This proposal is not in response to any specific effort to accumulate the Company's securities or to obtain control of the Company.
This proposal is not part of a plan by management to a adopt a series of anti-takeover measures. Management presently does not intend to propose other anti-takeover measures in future proxy solicitations.

     The Anti-Takeover Act changed prior Pennsylvania law in four (4) major areas:
     (1) The fiduciary duties of the directors to the Company and its shareholders;

     (2)  Limits on voting rights of control shares in corporate acquisitions;

     (3)  Requirements of disgorgement of profits in hostile takeovers; and

     (4) Labor protection provisions in hostile takeovers.

     In July, 1990, the Board adopted a By-Law Amendment, designated as Article VIII of the By-Laws, to opt out of the provisions of the Anti-Takeover Act, in accordance with opt-out provisions of that Act. The Company's shareholders ratified the By-Law amendment at their May, 1991, annual meeting. The Board opted out of the Anti-Takeover Act, because it believed that the Act's provisions went overboard in protecting the interests of entrenched management at the expense of the shareholders.

     The proposed Amendment is the Board's response to an evolution in the corporate and case law regarding the fiduciary duties of directors in situations involving unsolicited takeover offers and sale of control. This evolution may be applicable to Pennsylvania corporations that are not afforded the protection of Sections 1715 and 1717 of the PBCL. The general principles of the corporate and case law involved are as follows:

     (1) The courts have developed a major exception to what is known as the "business judgment rule", the rule that in normal circumstances neither the courts nor the shareholders should interfere with the managerial decisions of directors. The exception to the business judgment rule arises in situations involving a sale of control or the adoption of defensive measures in response to a threat to corporate control. In these situations directors are held to a higher standard of duty and their conduct is subjected to enhanced scrutiny to ensure that it is reasonable. Such enhanced scrutiny involves: (a) a judicial determination regarding the adequacy of the decision making process employed by the directors, including the information on which the directors based their decision; and (b) a judicial examination of the reasonableness of the directors' action in light of the circumstances then existing. Furthermore, directors have the burden of proving that they were adequately informed and acted reasonably. (The foregoing will be referred to herein as the "Enhanced Scrutiny Rule"); and

     (2) In considering an offer involving a sale of control, the directors must focus on one primary objective - to secure the transaction offering the best value reasonably available for the stockholders - and they must exercise their fiduciary duties to further that end. They may not consider the interests of any other constituents. (The foregoing will be referred to herein as the "Best Price Rule"). Although these principles are based on a series of Delaware cases applying Delaware corporation law, the consensus is that they might state principles of general applicability that the Pennsylvania courts would follow.

     The Enhanced Scrutiny Rule and the Best Price Rule are probably applicable to the Company since it opted out of the Anti-Takeover Act. If the directors are committed to preserving the independence of their corporation, as is the case with the Company and the Board, these rules place the directors in a difficult position upon the receipt of an unsolicited takeover offer. If they reject such offer, they must be prepared to prove that they were adequately informed and acted reasonably under the Enhanced Scrutiny Rule. A court would make the final determination whether the directors could meet their burden of proof that they were adequately informed and acted reasonably. Hence in rejecting such offer, the directors run the risk of a judicial finding that they breached their fiduciary duties to the shareholders. This places substantial pressure on directors to bring even inadequate offers to a shareholder vote. In addition, in bringing such offer to a vote, the directors are under pressure to seek other offers to assure that they obtained the best value for the shareholders under the Best Price Rule. The combination of the Enhanced Scrutiny Rule and the Best Price Rule could force directors to put their corporation into play as a result of an unsolicited and inadequate offer. This could result in a sale of control that fails adequately to reflect the long term prospects of a corporation.

     The Company strongly wants protection from the scenario of a forced sale described above. The proposed By-Law amendment would give the Company and the Board such protection under the Anti-Takeover Act. This Act clarifies the fiduciary duties of directors in an acquisition of control context and affords directors substantial protection and freedom to act. The relevant provisions include the following:

     1. Directors may take into account non-shareholder interests, such as those of creditors, employees, customers, suppliers and the community. [PBCL,
Section 1715(a)].

     2. Directors may consider the corporation's long-term, as well as short-term interests, including benefits that may accrue from long-term plans and the possibility that the corporation's interests may best be served by its continued independence. [PBCL, Section 1715(a)].

     3. Directors are not required, in considering the best interests of the corporation or the effects of any action, to regard any corporate interest or the interests of any particular group affected by such action as a dominant or controlling interest or factor. This means that in a change of control situation, involving a takeover bid, the Board is not bound by the Best Price Rule. [PBCL, Section 1715(b)].

     4. The fiduciary duties of directors do not require them to act or fail to act "solely because of the effect such action might have on an acquisition .
 . . of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition." [PBCL, Section 1715(c)(3)]. Directors may unilaterally reject unsolicited bids for control and take action to frustrate such bids, without liability for failing to provide an equal or better alternative for the shareholders. The "just say no" defense to hostile takeovers is available for Pennsylvania corporations under Section 1715(c). [PBCL, Section 1715(c)].

     5. The business judgment rule applies to board action in an acquisition of control context in the same way as it does in other corporate decisions. Breach of duty in the acquisition of control context must be shown by clear and convincing evidence, if the action was assented to by a majority of directors who: (1) have no interest in the acquiring company; or (2) depending on circumstances, are not officers or employees or former officers or employees of the corporation. To establish breach of fiduciary duty in this context, it must be proven by clear and convincing evidence that the disinterested directors did not assent to such act in good faith after reasonable investigation. These provisions reject the Enhanced Scrutiny Rule. [PBCL, Section 1715(d) and (e)].

     6. The directors' duties are to the corporation, not to the various constituencies served by the corporation. Therefore, suit against directors may by brought only by the corporation or by the shareholders in a shareholders' derivative action. A shareholders' derivative action is one in which a shareholder brings action in the name of the corporation. The other constituencies named in the Anti-Takeover Act are not allowed to sue directors for a breach of their fiduciary duties, either directly or indirectly through a shareholders' derivative action. [PBCL, Section 1717].

     The foregoing provisions of the Anti-Takeover Act will be applicable to the Company and its directors, if the proposed amendment is adopted. If the amendment is adopted, the Board will be able in a takeover situation to prefer the interests of other stakeholders in the Company, that is, creditors, employees, customers, suppliers and the community, over those of the shareholders and just say no to a hostile takeover bid. Furthermore, the Enhanced Scrutiny Rule and the Best Price Rule will not be applicable to the Board's actions in an acquisition of control context. This will place the directors in stronger positions to resist challenges to their control and hence protect their positions.

     The disadvantages to the shareholders may be that the Board and management will have enhanced power to protect their positions in an acquisition of control context. They will be able to turn down an acquisition offer without having to concern themselves as much with their potential liability, as long as the nonemployee or nonofficer directors meet their burden of acting in good faith after reasonable investigation. Furthermore, the directors would have the ability to turn down a financially attractive takeover offer by giving consideration to other interests.

     The Board strongly feels that opting into the provisions of the Anti-Takeover Act relating to the fiduciary duties of Directors will be beneficial to the Company in the long run. A sale of the Company cannot be as easily forced by outside parties whose interests may be contrary to the long term well being of the Company and its shareholders. The provisions of the Anti-Takeover Act should permit the Board in an acquisition of control scenario to consider the long-term best interests of the Company and the shareholders.

     As a defensive measure, the Board is classified into three classes serving terms of three years each. Only one class of three directors is elected each year. The proposed amendment should not affect directors' tenures, except in the context of a control bid. The shareholders have the right to cumulate their votes in the election of directors.

     The vote of the majority of the Shares represented in person or by proxy and entitled to vote at the meeting is necessary for the above described amendment of the Company's By-Laws. It is intended that proxies, not limited to the contrary, will be voted for the approval of the amendment of the By-Laws.

Recommendation of the Board of Directors
     Your Board of Directors recommends a vote FOR the approval of the proposed amendment of the Company's By-Laws.


                          PROPOSAL NO. 3
        PROPOSED ADOPTION OF EMPLOYEE STOCK PURCHASE PLAN
   AND THE REGISTRATION AND ISSUANCE OF STOCK PURSUANT THERETO


     The Board of Directors has adopted, subject to shareholder approval, an Employee Stock Purchase Plan (the "Plan") to make 100,000 shares of the common stock, $5 par value, of the Company (the "Shares") available under a purchase offer to eligible employees of the Company. Under the Plan the Company will permit employees to elect to have payroll amounts deducted and applied to the purchase of Shares. The Company will each month issue to the Plan, for apportionment to the participants' accounts, such number of Shares as can be purchased by the balance accumulated by the Plan during that month at a price equal to 95% of fair market value.

     The purpose of the Plan is to provide the employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Shares.

Eligibility to Participate
     All employees of the Company and its Designated Subsidiaries who have completed at least 90 days of continuous service during an enrollment period are eligible to participate. An employee is excluded, if (1) his customary employment is less than 19 hours per week or in aggregate less than 1,000 hours annually or (2) his customary employment is not for more than five months in any calendar year. A Designated Subsidiary is any subsidiary of the Company designated by the Board from time to time, in its sole discretion, as eligible to participate in the Plan.

Operation of the Plan
     Under the Plan, the Company grants eligible employees the right to purchase shares through a payroll deduction program.  Each calendar month will
be a separate stock purchase period.    Eligible employees may elect payroll
deductions of any whole percentage from 2% through 10% of the employee's regular pay. No participant may contribute funds in excess of such payroll deductions to the Plan. Funds equal to the percentage of compensation specified by each participant will be withheld from each pay and accumulated during each monthly stock purchase period. The Company will transfer monthly to its Secretary such number of Shares as can be purchased by the funds accumulated under the Plan from payroll deductions during that month at a price equal to 95% of fair market value. The Secretary will then allocate all stock acquired, in whole and fractional shares, among the Plan accounts established for participants in accordance with their contributions for that month.

     Each month each participant will be credited with such number of Shares as the amount of his payroll deductions for that month can purchase at 95% of the Shares' fair market value. The fair market value of one Share under the Plan will be the average of the bid and asked prices of the Company's common stock for each trading day during the 30 calendar days prior to the day for which the determination of fair market value is required as reported on the National Association of Security Dealers, Inc. Automated Quotation System. Under the Plan the fair market value for each month will be calculated as of the last business day of that month.

Company Benefits
     The Plan was adopted by the Board of Directors on February 25, 1997 at which time the fair market price of the Company's common stock, determined as provided above, was $24.00 per share. Based on such market price, the consideration which could be received by the Company from the sale of all the Shares being offered under the Plan could be $2,280,000 (computed by multiplying the market price [$24.00] per share by 100,000 Shares by .95). However, such amount could only be received by the Company over a substantial period of years. The Company also anticipates receiving benefits resulting from employee work incentives and loyalty.

Withdrawal--Termination
     A participant may withdraw from the Plan at anytime. As soon as practicable after his withdrawal his payroll deductions will be suspended. His participation in the Plan is terminated upon his withdrawal or the termination of his employment for any reason. Upon termination, a certificate for the number of whole shares, and a check equal to the fair market value of any fractional shares, in his Plan account will be issued to the participant as soon as practicable.

Duration and Modification
     The Plan will become effective on January 1, 1998 for a stated period of ten years. The Company has reserved the right to terminate or amend it at any time during that period. No amendment may make any change in any stock previously purchased or funds withheld which would adversely effect the rights of any employee. No amendment may be made without prior approval of the shareholders of the Company, if such amendment would require the sale of more Shares than are authorized under the Plan or if Rule 16b-3 promulgated under the Securities Exchange Act of 1934 would otherwise require shareholder approval.

Former Plans
     Since 1986, the Company and CT&T have maintained another Stock Purchase Plan for its employees, as summarized in the section hereof entitled "Remuneration of Directors and Officers". The former plan will be terminated after the completion of the current offering thereunder on August 31, 1997. During the past five years there have been no other employee benefit plans which have offered Share options or similar benefits to the Company's employees, including the officer and/or director employees.

Plan Benefits
     The Named Executive Officers of the Company may, in common with the other employees of the Company, participate in the Plan by electing to have from 2% to 10% of their regular pay deducted and applied to the purchase of shares. Since the amounts of the regular pay of the Company's employees and the percentages of pay they may elect to contribute to the Plan over its term are not known, the amount of benefits received under the Plan cannot now be determined.

Federal Income Tax Consequences
     Under the present federal tax laws, the federal income tax treatment of the Plan is as follows: Funds withheld from a participant's pay under the Plan constitutes salary or wages and are taxable in the year withheld in accordance with normal tax rules. The difference between the market price of the Shares and the exercise price under the Plan will also constitute salary or wages and are taxable in the year in which the specific enrollment period ends. Dividends received on the Shares purchased under the Plan are taxable income in the year received. Dividends will be deemed to have been received by a participant in the year paid to the Plan and credited to the participant's Plan account, even though such dividends are reinvested in common stock pursuant to the Plan's dividend reinvestment program. A participant will be treated for federal income tax purposes as having received, on the dividend payment date, a dividend equal to the fair market value of the Shares acquired with the reinvested dividends on such dividend payment date (i.e., the purchase price). The tax basis of those Shares will equal the fair market value of the Shares on the dividend payment date. If the participant is subject to backup withholding, 31% of the cash dividends otherwise payable will be withheld as tax and the 69% balance will be reinvested in Shares, the tax basis of which will be the fair market value of the Shares on the dividend payment date. The participant will be taxed on both the amount of cash withheld and on the dividends reinvested in Shares.

     A participant's holding period for Shares acquired pursuant to the Plan will begin on the day following the date Shares purchased with the participant's stock purchase account are transferred to his or her Plan account or the dividend payment date on which the Shares were purchased with dividends, whichever is applicable.

     If a participant disposes of Shares acquired under the Plan, the difference between any amount realized on disposition and the tax basis of those Shares when acquired under the Plan will be taxed as a capital gain or loss. A participant will also realize gain or loss when a participant receives a cash payment for a fraction of a Share credited to the participant's Plan account upon withdrawal from or termination of the Plan.

     The Company will be entitled to deduct the funds withheld from a participant's pay under the Plan as salary paid to the employee. The Company will also be able to deduct as salary paid, the difference between the market price and the purchase price on the date Shares are purchased under the Plan.

Registration
     If the shareholders approve the Plan and the issuance of Shares pursuant thereto, the Company intends, as soon as practicable after the Annual Meeting, to file with the Securities and Exchange Commission a registration statement to register the 100,000 Shares to be offered under the Plan. The Shares to be registered and issued pursuant to the Plan will be common stock of the Company with the same dividend, voting, liquidation and other rights as the currently outstanding common stock of the Company. The consideration to be received by the Company for the Shares is the price to be paid by employees pursuant to the Plan. The proceeds therefrom will augment the capital of the Company, and it is currently anticipated that such proceeds will be used for working capital. The issuance of such additional Shares will proportionately dilute the voting rights of existing shareholders.

     The vote of the majority of the Shares represented in person or by proxy and entitled to vote at the meeting is necessary for the approval of the Plan and the registration and issuance of stock pursuant thereto. It is intended that proxies, not limited to the contrary, will be voted for the approval of the Plan and the registration and issuance of stock pursuant thereto.

Recommendation of the Board of Directors
     Your Board of Directors recommends a vote FOR approval of the Plan and the registration and issuance of stock pursuant thereto.


                           PROPOSAL NO. 4
                 RATIFICATION OF THE APPOINTMENT OF
                 BEARD & COMPANY, INC., AS AUDITORS


     The Board of Directors has appointed the firm of Beard & Company, Inc., independent certified public accountants, to audit the accounts and certify the financial statements of the Company for the year ending December 31, 1997, subject to the approval of the Shareholders. Beard and Company, Inc., was the independent certified public accountants for the Company for the year ended December 31, 1996. The Shareholders are asked to approve the action of the Board of Directors in making such appointment for 1997, and it is intended that proxies not limited to the contrary will be voted for ratification of such appointment. A representative of Beard and Company, Inc., is expected to be present at the Shareholders' meeting with the opportunity to make a statement if he desires to do so, and such representative is expected to be available to respond to appropriate questions.


            SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING


     If any Shareholder desires to have a proposal included in the proxy statement for the 1998 Annual Meeting of Stockholders, the proposal must be received by the Company in writing on or before December 12, 1997, by certified mail, return receipt requested. The proposal must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission, the laws of the Commonwealth of Pennsylvania and the Company's By-Laws relating to such inclusion. Stockholder proposals may be mailed to the Corporate Secretary, Conestoga Enterprises, Inc., 202 East First Street, Birdsboro, Pennsylvania 19508.


                            OTHER MATTERS


     The foregoing are the only items of business which the Management intends to present, or is informed that others will present, at the meeting for any action as to which proxies received in response to this solicitation are to be exercised or used for a quorum. However, if other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote the same in accordance with their judgment.


                         By Order of the Board of Directors


                         Kenneth A. Benner, Secretary


Dated:  April 11, 1997



                                1997
                     CONESTOGA ENTERPRISES, INC.
                              P R O X Y



                                       THIS PROXY IS SOLICITED ON
                                       BEHALF OF THE MANAGEMENT OF
NUMBER OF SHARES ________              CONESTOGA ENTERPRISES, INC.


                                       Please sign and return
                                       promptly in the enclosed
                                       envelope which requires no
                                       postage if mailed in the U.S.A.



         The undersigned hereby appoint(s) Kenneth A. Benner and Donald R. Breitenstein, or in the absence of either of them, the one which may be
present, or ,                                             as Proxies, each
with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Conestoga Enterprises, Inc. held of record by the undersigned on April 3, 1997, at the annual meeting of shareholders to be held on May 3, 1997, or any adjournment thereof.


1.  ELECTION OF DIRECTORS          WITHHOLD AUTHORITY TO VOTE
    FOR all nominees listed        FOR all nominees listed
    below                          below                    [  ]
    (except as marked to the
    contrary below)         [  ]

    Richard G. Weidner, John M. Sausen and Jean M. Ruhl


    (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)




2. Proposal to amend the Company's By-laws to make the provisions of the Pennsylvania Anti-Takeover Act of 1990 relating to the fiduciary duties of directors applicable to the Company and its directors.

    FOR [  ]               AGAINST [  ]               ABSTAIN [  ]


3. Proposal to approve the adoption of an Employee Stock Purchase Plan for the employees of the Company and its subsidiaries and the issuance and registration of the Company's shares to be sold pursuant thereto.
    FOR [  ]               AGAINST [  ]               ABSTAIN [  ]


4. PROPOSAL TO RATIFY THE APPOINTMENT OF BEARD & COMPANY, INC., as the independent accountants of the Company for 1997.

    FOR [  ]               AGAINST [  ]               ABSTAIN [  ]


5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY and the shares represented hereby will be voted as specified. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4. If any such nominees for director is unavailable to serve as director, the proxy or proxies will vote for another person or persons designated by the Board of Directors of the Company. This proxy may be revoked at any time prior to its exercise.

DATED:                       Sign Here                       (SEAL)


                             Sign Here                       (SEAL)

                                 When signing as attorney in fact,
                                 administrator, executor, trustee, guardian or custodian, please give full title as such. If the stock is registered in more than one name, each joint owner should sign. If the signer is a corporation, sign in the full corporate name by a duly authorized officer.
APPENDIX "A"
ARTICLE VIII
ELECTONS UNDER PENNSYLVANIA ANTI-TAKEOVER STATUTE

Section 1. The provisions of Sections 1715 and 1717 of Chapter 17 of Title 15 of the Pennsylvania Consolidated Statutes shall be applicable to the Corporation.

Section 2. Subchapter G, as well as Subchapters I and J of Chapter 25 of Title 15 of the Pennsylvania Consolidated Statutes shall not be applicable to the Corporation

Section 3. Subchapter H of Chapter 25 of Title 15 of the Pennsylvania Consolidated Statutes shall not be appliable to the Corporation.

APPENDIX "B"
CONESTOGA ENTERPRISES, INC. EMPLOYEE STOCK PURCHASE PLAN

    The following constitutes the Employee Stock Purchase Plan of Conestoga Enterprises, Inc. (the "Company").
    Section 1. Purpose. The Conestoga Enterprises, Inc. Employee Stock Purchase Plan (the "Plan") is intended to facilitate, through accumulated employee payroll deductions, the participation by eligible employees of the Company and its Designated Subsidiaries in the ownership and economic progress of the Company by offering such employees the opportunity to purchase shares of the Company's Common Stock, par value $5 per share ("Common Stock"), during defined stock purchase periods.

    Section 2.  Administration.
    a. Committee. The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company. The Committee shall be constituted so that at all relevant times it meets the then-applicable requirements of Rule 16b-3 (or its successor) promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). Subject to the direction of the Board of Directors and the express provisions of the Plan, the Committee shall be authorized: to prescribed, amend and rescind rules and regulations relating to the Plan and the Committee's administration thereof; to interpret the Plan; to fix the terms of the offering under the Plan; to restrict participation in the Plan consistent with any requirement of law or regulation; to suspend the operation of the Plan; and to make all other determinations necessary to the administration of the Plan, including the appointment of individuals to facilitate the day-to-day operation thereof. The Committee's determinations as to the interpretation and operation of the Plan shall be final and conclusive.

    b. Secretary. The Secretary of the Company (the "Secretary"), or such other person as the Committee may designate, shall, under the direction of the Committee, maintain records, send detailed statements of account to Participants and perform such other duties relating to the Plan as the Committee may specify from time to time. The Secretary will hold for safekeeping the shares purchased under the Plan in accounts for the Participants ("Plan Accounts") until termination of participation in the Plan or until a written request is received for withdrawal of all or part of a Participant's shares. Shares acquired under the Plan and held by the Secretary may be registered in the name of a nominee as agent for Participants in the Plan.

    Section 3. Shares Subject to the Plan. Shares of Common Stock to be acquired by Participants under the Plan shall be acquired from the Company and may be either original issue or treasury shares. Subject to the adjustment under Section 19, not more than 100,000 shares of Common Stock may be acquired by Participants under the Plan.

    Section 4. Eligibility. "Eligible Employee" shall mean each person who, on any day during an Enrollment Period (as defined in Section 7) is an Employee (as defined in Section 5) of the Company or a Designated Subsidiary, and has completed at least ninety (90) days of Continuous Service.

    As a condition to being or remaining an Eligible Employee, the Committee may also require that the legal guardian of a Participant who is not, for any reason, competent to enter into a contract, affirm the Participant's actions with respect to the Plan. The Committee may develop rules and make determinations as to the effect of temporary or longer-term interruptions in services and in active employment on an Employee's eligibility for purposes of the Plan.

    Section 5. Certain Definitions. The following definitions shall apply for purposes of the Plan:
    "Designated Subsidiary" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

    "Subsidiary" shall mean any corporation in which the Company owns, directly or indirectly, shares in numbers exceeding 50% of the voting capital stock thereof, whether or not such corporation now exists or is hereafter organized or acquired by the Company.

"Employee" shall mean each person, including an officer, on the then-current payroll of employees of the Company or a Designated Subsidiary, excluding (1) a person whose customary employment is less than 19 hours per week and in aggregate less than 1,000 hours annually and (2) a person whose customary employment is not for more than five months in any calendar year.

    "Continuous Service" shall mean the period of time that an Employee has been continually on the payroll of employees of the Company and/or one or more of the Designated Subsidiaries.

    Section 6. Stock Purchase Periods. The opportunity to purchase such shares of Common Stock under the Plan shall be offered during continuous periods of one calendar month each in duration ("Stock Purchase Period").
From time to time, the Committee, in its sole discretion, may limit the aggregate number of shares of Common Stock to be available, or may limit the maximum number of shares which may be purchased by each Participant, during any Stock Purchase Period. If the Plan becomes oversubscribed for any Stock Purchase Period, the Committee may adopt rules for prorating the available Common Stock among Participants and refunding excess amounts held in the Participant's Stock Purchase Accounts established by Section 7 of the Plan.

    Section 7.  Enrollment and Payroll Deductions.
    a. An Eligible Employee may enroll as a Participant in the Plan no later than the fifteenth (15th) business day of the month preceding the month in which payroll deductions under the Plan commence ("Enrollment Period") or during any such other Enrollment Period as may be established by the Committee. Enrollment in the Plan shall be made by completing and filing the prescribed payroll deduction authorization form provided by the Company and filing such form with the Company.

    b. A participant may elect payroll deductions of any whole percentage from two percent (2%) through ten percent (10%) of the Participant's regular pay, shift pay, overtime and double-time pay, vacation, personal illness pay, holiday pay, jury duty, personal holidays, commissions, funeral pay and paid time off and such other amounts as may be included by the Committee ("Current Compensations"). All other elements of compensation are excluded from Current Compensation. Such elected percentage may be increased or decreased under the Plan by the Participant's filing of a new authorization form with the Company's payroll office during a subsequent Enrollment Period, but the Participant shall not be entitled to suspend payroll deductions except by withdrawing from the Plan pursuant to Section 14.

    c. The Company or the Designated Subsidiary will maintain a bookkeeping account in U.S. dollars to reflect each Participant's payroll deductions hereunder ("Stock Purchase Account"). The funds recorded in the Stock Purchase Accounts will be included in general corporate funds, and no interest will be paid by the Company or a Designated Subsidiary on such funds. A Participant may not pay into a Stock Purchase Account other than by payroll deduction.

    Section 8. Fair Market Value. In any determination of fair market value under the Plan, the fair market value of one share of Common Stock shall mean the average of the bid and asked prices per share of Common Stock for each trading day during the 30 calendar days prior to the day for which the determination of fair market value is required as reported on the National Association of Securities Dealers, Inc., Automated Quotation System, Inc.; provided, however, that, in any case, if the Committee determines for any reason that the fair market value as so determined does not accurately reflect the fair market value of the Common Stock, then the Committee may, in its sole and absolute discretion, establish the fair market value of the Common Stock for purposes of the Plan, which fair market value shall be conclusive and binding for all purposes hereunder. For purposes of purchasing Common Stock for the Participants' Plan Accounts, the fair market value shall be calculated on the last business day of each Stock Purchase Period. For purposes of determining the value of fractional shares upon withdrawal or Plan termination, the fair market value shall be determined as soon as practicable after withdrawal or Plan termination. For purposes of dividend reinvestment under the Plan (see Section 17), the fair market value shall be determined on such basis as the Committee shall deem appropriate.

    No shares shall be sold by the Company to Participants in the Plan at less than the par value of such shares.

    Section 9. Purchases of Common Stock. As soon as practicable after the last business day of each Stock Purchase Period, the Company shall transfer to the Secretary such number of shares of Common Stock as can be purchased by the combined balance of all Participants' Stock Purchase Accounts on the last day of the Stock Purchase Period at a price equal to ninety-five percent (95%) of the fair market value, as defined in Section 8; provided, however, that the fair market value of the shares so transferred may be less than the combined balance of all Participants' Stock Purchase Accounts on the last day of the Stock Purchase Period in the event of an oversubscription during any Stock Purchase Period as provided in Section 3 and provided, further, that no such transfer shall be made by the Company in the event the Plan is terminated as provided in Section 21. The Secretary shall allocate the Common Stock among the Participants' Plan Accounts established pursuant to Section 2 in proportion to the funds in their respective Stock Purchase Accounts.

    Section 10. Fractional Shares. Unless otherwise determined by the Committee, fractional shares of Common Stock, computed to three decimals places, shall be allocated under the Plan and credited to the Plan Account of each Participant; however, no certificates will be issued for fractional share interests credited to a Participant under the Plan. In the event the Committee determines that fractional shares shall not be so allocated and credited, it shall establish rules dealing with any amount in a Participant's Stock Purchase Account or the amount of any dividend to be reinvested under the Plan's dividend reinvestment program that is insufficient to purchase a whole share of Common Stock under the Plan.

    Section 11. Reports to Participants. As soon as practicable after March, June, September and December of each year, a quarterly statement of account will be sent to each Participant. The statement is a Participant's continuing record of the cost of purchases and should be retained for income tax purposes. In addition, each Participant will be sent copies of other communications sent to holders of the Company's Common Stock, including the Company's Annual Report, the Notice of Annual Meeting and Proxy Statement, and any Internal Revenue Service information for reporting dividend income.

    Section 12.  Certificates for Shares.
    a. No certificate will be issued to a Participant for shares credited to his or her account until withdrawal of the Participant from the Plan or unless he or she so requests the Secretary in writing. The number of shares credited to a Participant's Plan Account will be shown on the Participant's quarterly statement of account.

    b. At any time, a Participant may withdraw shares from his or her Plan Account by requesting in writing that the Secretary send him or her a certificate for all or part of the whole shares credited to his or her Plan Account (see the final paragraph of this Section 12 if shares are to be issued in other than the Participant's name). This request should be mailed to the Conestoga Enterprises, Inc. Employee Stock Purchase Plan, 202 East First Street, Birdsboro, Pennsylvania 19508, Attention: Suzanne Torak. If, however, a request for withdrawal is received on or after the record date for a dividend, any cash dividend paid on that dividend payment date with respect to such shares will still be reinvested for the Participant and credited to his or her Plan Account. Any remaining whole shares and fractions of a share will continue to be credited to the Participant's Plan Account.

    c. Certificates will only be issued for whole shares. Certificates for fractional share interests will not be issued to Participants under any circumstances.

    d. Plan Accounts are maintained in the name of the Participant only and certificates for whole shares, when issued, will be registered in the name of the Participant only. Should a Participant want these shares re-registered in any name other than his or her own name, he or she must make a separate request for such re-registration indicating such name in his or her request. In the event of such re-registration, a Participant would be responsible for any possible transfer taxes and for compliance with any applicable transfer requirements.

    Section 13.  Voting Shares Held by the Plan.
    a. Both whole and fractional shares (unless the Committee determines not to allocate fractional shares pursuant to Section 10 hereof) credited to a Participant;s Plan Account will be voted at shareholders' meetings, with fractional shares having proportionate voting rights, as the Participant directs in the manner hereinafter provided.

    b. A proxy card, together with the Company's proxy statement, will be sent to each Participant in connection with any annual or special meeting of shareholders, as in the case of other shareholders who are not Participants. This proxy will apply only to all shares credited to the Participant's Plan Account. A separate proxy card and proxy statement will be sent with respect to any shares registered in the Participant's own name.

    c. As in the case of non-Participant shareholders, if no instructions are indicated on a properly signed and returned proxy card, all of the Participant's shares -- those registered in his or her name, if any, or those credited to such Participant's Plan Account, whichever is applicable -- will be voted in accordance with the proxy card. If the proxy card is not returned or is returned unsigned, the Participant's shares may be voted only if the Participant or a duly appointed representative votes in person at the meeting and, as to the shares credited to the Participant's Plan Account, obtains a proxy from the shareholder of record of the credited shares, specifically the Secretary or its nominee.

    Section 14.  Withdrawal and Termination of Employment.
    a. A Participant may withdraw from the Plan at any time by giving notice to the Company in accordance with rules established by the Committee. This notice shall be effective in suspending payroll deductions under the Plan as soon as practicable after receipt by the Company. However, the balance in the Participant's Stock Purchase Account existing at the time notice becomes effective in suspending payroll deductions will be utilized for acquisition of Common Stock pursuant to the Plan. Termination of employment, including death, of a Participant or failure of a Participant to continue to be an Eligible Employee shall result in automatic withdrawal from the Plan in accordance with rules established by the Committee.

    b. Upon withdrawal from the Plan, a certificate shall be issued to the participant as soon as practicable for the number of whole shares in the Participant's Plan Account and a check equal to the fair market value (determined as provided in Section 8) of any fractional shares shall be issued to the Participant.

    c. A Participant who has withdrawn from the Plan shall not be eligible to re-enroll in the Plan until the third Enrollment Period following the date of receipt of such Participant's prior notice of withdrawal.

    Section 15.  Plan Expenses and Responsibilities.
    a. The Company shall bear all expenses of administering and operating the Plan. Such administration and operation by the Company with respect to shares purchased under the Plan shall cease when a certificate for such shares is issued (or cash paid for fractional shares in the event of withdrawal or Plan termination) to the Participant.

    b. Neither the Company, the Committee nor the Secretary will be liable under the Plan for any act done in good faith or for any good-faith omission to act, including without limitation any claim of liability arising out of failure to terminate a Participant's Plan Account upon such Participant's death or with respect to the prices at which shares are purchased for the Participant's Plan Account, the times when such purchases are made, or with respect to any fluctuation in market value of the Common Stock.

    c. The Participant should recognize that the Company cannot assure the Participant of a gain or protect him or her against a loss on the shares purchased under the Plan.

    d. The Company reserves the right to interpret and regulate the Plan as it deems necessary or desirable in connection with the Plan's operation.

     Section 16. Rights Non-transferable. Neither the Participant's right to purchase Common Stock under the Plan nor the funds accumulated in the Participant's Stock Purchase Account may be sold, transferred, pledged, assigned or otherwise disposed of by the Participant, and such right to purchase is exercisable only by the Participant or by his or her guardian or legal representative.

    Section 17. Dividend Reinvestment Plan. All Common Stock held by the Secretary in a Participant's Plan Account will automatically participate in the Plan's dividend reinvestment program, whereby any dividends paid with respect to the Common Stock in a Participant's Plan Account will be reinvested in additional shares of Common Stock. Such shares will be purchased from the Company at their fair market value (as defined in Section 8 of the Plan) and transferred by the Secretary to the Participant's Plan Account. The number of shares purchased will depend on the amount of the dividends on the shares in the Participant's Plan Account and the fair market value per share. A Participant's Plan Account will be credit with the number of shares, including fractions, if any, as set forth in Section 10 of the Plan, equal to the amount of dividends to be invested divided by the applicable purchase price per share. If a Participant is subject to backup withholding under the then applicable Federal income tax laws, the amount of dividends to be reinvested will be reduced by the amount required to be withheld by the Company. Participants' Plan Accounts will be credited with dividends with respect to fractions as well as whole shares.

    Section 18.  Rights Offerings, Stock Dividends and Stock Splits.
    a. If a Participant is entitled to participate in a rights offering by the Company, entitlement will be based on his or her total holdings, including shares credited to the Participant pursuant to the Plan. Rights certificates will, however, be issued for the number of whole shares only.

    b. Any dividend payable in stock or split shares distributed by the Company on shares held in a Participant's Plan Account will be added to and become part of such Plan Account. The portion of such dividend distributed on shares registered in the Participant's own name, will be mailed directly to the Participant in the same manner as to shareholders who are not Participants.

     Section 19.  Adjustments in Number of Shares.
    a.   In the event that a dividend shall be declared upon the Common
Stock payable in shares of said stock, the number of shares of Common Stock available for issuance pursuant to the Plan shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend.

    b. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for the shares available for issuance pursuant to the Plan, the number and kind of shares of stock or other securities which would have been substituted therefor if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such changed or substituted stock or other securities.

    c. In the event there shall be any change, other than specified in this Section 19, in the number or kind of outstanding shares of Common Stock of the Company or of any stock or other securities into which such Common Stock shall be changed or for which it shall have been exchanged, then, if the Board of Directors shall determine, in its discretion, that such change equitably requires an adjustment in the number or kind of shares which are available for issuance pursuant to the Plan, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan.

    d. No adjustment or substitution provided for in this Section 19 shall require the Company to issue or to sell a fractional share under the Plan, and the total adjustment or substitution may be limited accordingly.

    Section 20. Government Regulation. Notwithstanding any provision of the Plan, the Company's sale and delivery of Common Stock under the Plan is at all time subject to obtaining any and all approvals of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock.

    Section 21.  Effective Date and Amendment or Termination of Plan.
    a.   The Plan shall become effective on January 1, 1998 (the
"Effective Date"). The Plan shall automatically terminate ten years from the Effective Date, unless otherwise terminated or extended by the Board of Directors; provided, however, that unless otherwise provided by the Committee, payroll deductions shall not be made with respect to compensation for work completed less than one month prior to such automatic termination date. Unless shareholder approval would be required to meet the applicable requirements of Rule 16b-3, the Board of Directors may by resolution alter, amend, suspend, extend or terminate the Plan at any time.

    b.   Upon termination of the Plan, any funds in each Participant's
Stock Purchase Account shall be refunded to the Participant within 30 days of such termination, a certificate for the whole number of shares in each Participant's Plan Account shall be issued to the Participant and a check equal to the fair market value (determined as provided in Section 8) of any fractional shares shall be issued to the Participant. However, in the event the Company or its successor terminates the Plan for the purpose of establishing another employee stock purchase plan, a Participant in the Plan will be enrolled automatically in such other plan and shares credited to his or her Plan Accounts will be credited automatically under such other plan, unless proper notice is received to the contrary.

Adopted the 25th day of February, 1997.
                        CONESTOGA ENTERPRISES, INC.
                        By:
                        Attest: